Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Alexco Resource Corp. (the “Company”) of our report dated March 22, 2016 relating to the consolidated financial statements, which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, BC

July 18, 2016

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Vancouver, Canada, V5T 2K6

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.